Lee Enterprises Reports Strong Second Quarter Results

95% YOY Adjusted EBITDA(1) growth in Q2
Digital revenue(2) represents 56% of total revenue in Q2
Improved capital structure; $53M in cash & interest rate(3) reduced to 5%
Reaffirms guidance of YOY Adjusted EBITDA growth in FY26

DAVENPORT, Iowa (May 7, 2026) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 114 markets, today reported preliminary second quarter fiscal 2026 financial results(4) for the period ended March 29, 2026.

"Our second quarter results reflect continued momentum in the business and disciplined execution across our operations," said Nathan Bekke, Lee’s President and Chief Executive Officer. "Adjusted EBITDA increased $7 million, or 95%, over the prior year quarter, marking our fourth consecutive quarter of Adjusted EBITDA growth on a comparable basis(5). Our 2026 results continue to benefit from insurance reimbursements related to last year's cyber event, contributing $4 million to Adjusted EBITDA in the quarter. Excluding these reimbursements, our underlying operating performance still drove Adjusted EBITDA growth of 45% year-over-year, highlighting the strength of our core business. These results reinforce our confidence that we will deliver year-over-year Adjusted EBITDA growth in fiscal 2026, while highlighting the resilience, momentum and ongoing evolution of our business model."

“In the quarter, we continued to take proactive steps to align our cost structure with the ongoing shift in our revenue mix,” added Bekke. “These actions include further optimization of our operating footprint, streamlining of workflows, reduction in corporate overhead and continued prioritization of investments that support digital growth. As a result, we are realizing meaningful efficiencies while maintaining our focus on delivering high-quality local journalism and content. We expect these efforts to continue supporting margin improvement and enhancing the scalability of our business over time.”

"We are also beginning to realize benefits from the strategic investment completed in February," said Bekke. "The amendment to our credit agreement reduced our interest rate mid-quarter, which will drive meaningful interest expense savings going forward. We expect these savings to total approximately $18 million annually, or up to $90 million over the next five years, further strengthening our capital structure and enhancing our financial flexibility as we continue to invest in digital growth. Additionally, we finished the quarter with $53 million in cash on our balance sheet, up $49 million year-over-year. This improved liquidity, combined with lower interest expense, positions us well to accelerate our strategic priorities and further strengthen our balance sheet over time."

"Net loss for the quarter totaled $2 million, an improvement of $10 million, or 86%, compared to the prior year quarter. The year-over-year improvement was driven by higher Adjusted EBITDA, lower interest expense following the strategic investment, and continued cost discipline," added Bekke.

“Our progress continues to reflect the strength of our strategy and advances we are making in our digital transformation," Bekke added. "We remain focused on expanding recurring digital revenue while maintaining disciplined cost management to support margin improvement. We are highly encouraged by our performance through the first half of the fiscal year and remain confident in our strategy and our ability to deliver continued growth in the quarters ahead."

For the second quarter ended March 29, 2026:

•Total operating revenue was $122 million.

•Total Digital Revenue was $68 million and represented 56% of our total operating revenue.

•Revenue from digital-only subscribers totaled $22 million. Digital-only subscription revenue increased 17% annually over the past three years. Digital-only subscribers totaled 591,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 74% of our total advertising revenue and totaled $41 million. Amplified Digital® Agency revenue totaled $23 million in the quarter.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million.
•Total Print Revenue was $54 million.
•Operating expenses totaled $114 million and Cash Costs(1) totaled $112 million, representing 20% and 15% decreases compared to the prior year, respectively. During the quarter, operating expenses were reduced by $4 million due to business interruption insurance recoveries(6), recorded in the Insurance proceeds line item and included in Adjusted EBITDA. Operating expenses were further reduced by $1 million from insurance recoveries related to expenses incurred in response to the prior year cyber incident, recorded in Restructuring costs and other. Excluding these business interruption insurance proceeds and expense reimbursements, operating expenses decreased 17% compared to the prior year.
•Net loss totaled $2 million, an improvement of $10 million, or 86%, over the prior year quarter.
•Adjusted EBITDA totaled $15 million, an increase of $7 million, or 95%, over the prior year quarter.

2026 Fiscal Year Outlook:

Adjusted EBITDA	YOY growth in the mid-single digits

Debt and Free Cash Flow:
The Company has $455 million of debt outstanding under our Credit Agreement with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate, no fixed principal payments, and no financial performance covenants. The $50 million private placement of common stock closed in February 2026 made operative certain amendments to the Credit Agreement with BH Finance, resulting in the fixed annual interest rate dropping to 5% from 9% for a five-year period(3).
As of and for the period ended March 29, 2026:
•The principal amount of debt totaled $455 million.
•Cash on the balance sheet totaled $53 million. Debt, net of cash on the balance sheet, totaled $402 million.
•Capital expenditures totaled $1 million for the quarter. We expect up to $8 million of capital expenditures in FY26.
•We expect cash paid for income taxes to total between $2 million and $8 million in FY26.
•We do not expect any pension contributions in the fiscal year.
•The Company is executing a strategic termination of our fully funded benefit pension plan, eliminating the long-term volatility tied to interest rate movement, mortality assumptions and asset performance, while preserving participant benefits and improving balance sheet flexibility.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register at www.lee.net. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a leading provider of local news and information and a major subscription and advertising platform, with daily and weekly newspapers and rapidly expanding digital products serving 114 markets across 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•The impacts of changes to our leadership and corporate governance; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
(Thousands of Dollars, Except Per Common Share Data)	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Operating revenue:
Print advertising revenue	14,274	16,532	31,465	36,393
Digital advertising revenue	40,693	43,941	83,488	90,670
Advertising and marketing services revenue	54,967	60,473	114,953	127,063
Print subscription revenue	32,902	41,079	67,898	84,511
Digital subscription revenue	22,279	23,789	44,985	45,354
Subscription revenue	55,181	64,868	112,883	129,865
Print other revenue	7,032	7,213	14,578	15,101
Digital other revenue	4,784	4,826	9,612	9,913
Other revenue	11,816	12,039	24,190	25,014
Total operating revenue	121,964	137,380	252,026	281,942
Operating expenses:
Compensation	46,745	56,659	96,178	116,913
Newsprint and ink	2,520	3,111	5,483	6,727
Other operating expenses	62,750	71,455	131,564	146,135
Insurance proceeds	(3,840)	—	(5,840)	—
Depreciation and amortization	3,515	5,171	7,094	11,436
(Gain) loss on asset sales, impairments and other, net	(900)	126	(903)	(803)
Restructuring costs and other	3,640	6,516	6,788	11,666
Total operating expenses	114,430	143,038	240,364	292,074
Equity in earnings of associated companies	1,008	1,155	2,088	2,277
Operating income (loss)	8,542	(4,503)	13,750	(7,855)
Non-operating (expense) income:
Interest expense	(7,629)	(9,950)	(17,877)	(20,232)
Pension and OPEB related benefit and other, net	826	658	1,671	1,311
Curtailment/Settlement gains	—	—	—	—
Total non-operating expense, net	(6,803)	(9,292)	(16,206)	(18,921)
Income (loss) before income taxes	1,739	(13,795)	(2,456)	(26,776)
Income tax expense (benefit)	3,448	(1,780)	4,379	1,463
Net loss	(1,709)	(12,015)	(6,835)	(28,239)
Net loss attributable to non-controlling interests	(439)	(496)	(924)	(1,020)
Loss attributable to Lee Enterprises, Incorporated	(2,148)	(12,511)	(7,759)	(29,259)
Other comprehensive loss, net of income taxes	(79)	(115)	(158)	(230)
Comprehensive loss attributable to Lee Enterprises, Incorporated	(2,227)	(12,626)	(7,917)	(29,489)
Loss per common share:
Basic:	(0.16)	(2.07)	(0.78)	(4.87)
Diluted:	(0.16)	(2.07)	(0.78)	(4.87)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months Ended		Six months ended
(Thousands of Dollars)	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Digital Advertising and Marketing Services Revenue	40,693	43,941	83,488	90,670
Digital Only Subscription Revenue	22,279	23,789	44,985	45,354
Digital Services Revenue	4,784	4,826	9,612	9,913
Total Digital Revenue	67,756	72,556	138,085	145,937
Print Advertising Revenue	14,274	16,532	31,465	36,393
Print Subscription Revenue	32,902	41,079	67,898	84,511
Other Print Revenue	7,032	7,213	14,578	15,101
Total Print Revenue	54,208	64,824	113,941	136,005
Total Operating Revenue	121,964	137,380	252,026	281,942

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The tables below reconcile the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Net loss	(1,709)	(12,015)	(6,835)	(28,239)
Adjusted to exclude
Income tax expense (benefit)	3,448	(1,780)	4,379	1,463
Non-operating expenses, net	6,803	9,292	16,206	18,921
Equity in earnings of TNI and MNI	(1,008)	(1,155)	(2,088)	(2,277)
Depreciation and amortization	3,515	5,171	7,094	11,436
Restructuring costs and other	3,640	6,516	6,788	11,666
(Gain) loss on asset sales, impairments and other, net	(900)	126	(903)	(803)
Stock compensation	213	358	541	788
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,123	1,255	2,224	2,422
Adjusted EBITDA	15,125	7,768	27,406	15,377

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Operating expenses	114,430	143,038	240,364	292,074
Adjustments
Depreciation and amortization	3,515	5,171	7,094	11,436
(Gain) loss on asset sales, impairments and other, net	(900)	126	(903)	(803)
Restructuring costs and other	3,640	6,516	6,788	11,666
Insurance proceeds	(3,840)	—	(5,840)	—
Cash Costs	112,015	131,225	233,225	269,775

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Print Advertising Revenue	14,274	16,532	31,465	36,393
Exited operations	(568)	(2,108)	(2,400)	(4,487)
Same-store, Print Advertising Revenue	13,706	14,424	29,065	31,906
Digital Advertising Revenue	40,693	43,941	83,488	90,670
Exited operations	(168)	(1,483)	(770)	(3,060)
Same-store, Digital Advertising Revenue	40,525	42,458	82,718	87,610
Total Advertising Revenue	54,967	60,473	114,953	127,063
Exited operations	(736)	(3,590)	(3,169)	(7,548)
Same-store, Total Advertising Revenue	54,231	56,883	111,784	119,515
Print Subscription Revenue	32,902	41,079	67,898	84,511
Exited operations	—	(50)	(2)	(109)
Same-store, Print Subscription Revenue	32,902	41,029	67,896	84,402
Digital Subscription Revenue	22,279	23,789	44,985	45,354
Exited operations	—	—	(1)	(2)
Same-store, Digital Subscription Revenue	22,279	23,789	44,984	45,352
Total Subscription Revenue	55,181	64,868	112,883	129,865
Exited operations	—	(50)	(3)	(111)
Same-store, Total Subscription Revenue	55,181	64,818	112,880	129,754
Print Other Revenue	7,032	7,213	14,578	15,101
Exited operations	—	—	—	—
Same-store, Print Other Revenue	7,032	7,213	14,578	15,101
Digital Other Revenue	4,784	4,826	9,612	9,913
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	4,784	4,826	9,612	9,913
Total Other Revenue	11,816	12,039	24,190	25,014
Exited operations	—	—	—	—
Same-store, Total Other Revenue	11,816	12,039	24,190	25,014
Total Operating Revenue	121,964	137,380	252,026	281,942
Exited operations	(736)	(3,640)	(3,172)	(7,658)
Same-store, Total Operating Revenue	121,228	133,740	248,854	274,284

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(3)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow was previously defined under the Credit Agreement as any cash greater than $20.0 million on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020. Concurrently with the execution of the Stock Purchase Agreement, we entered into the Second Amendment to the Credit Agreement. The amendments set forth therein became operative upon the Company's receipt of the proceeds from the Private Placement at the Closing. The amendments include a reduction of the applicable margin on our 25-year term loan from 9% to 5% for a period of five years following the closing and amending the definition of Excess Cash Flow such that the minimum amount of cash on hand held by us before being deemed Excess Cash Flow would be equal to $64.0 million.
(4)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(5)Comparable basis is a non-GAAP performance measure based on U.S. GAAP trends for Lee for the current period, excluding the extra week in fiscal 2024. The fourth quarter and full year of fiscal 2025 consisted of 13 weeks and 52 weeks, respectively. The fourth quarter and full year of fiscal 2024 consisted of 14 weeks and 53 weeks, respectively.
(6)FY25 revenue and Adjusted EBITDA were materially impacted by a cyber incident in February 2025. The FY25 impact on revenue and Adjusted EBITDA was approximately $12M and $8M, respectively. These metrics exclude any potential reimbursement from cyber insurance carrier in FY25. For the six months ended March 29, 2026, we received $5.8 million in business interruption reimbursements that were recorded on their own line in "Operating Expenses" and included in Adjusted EBITDA. The remaining business-interruption claims remain under review.
(7)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.